Exhibit 10.10

Joinder to Investors' Rights Agreement

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by Israel Secondary Fund (ISR) L.P. and Israel Secondary Investments (BVI) L.P. (together, the “Joining Parties”) pursuant to the investment made by the Joining Parties in accordance with Section 4.3 of that certain the Share Purchase Agreement dated September 27, 2011 by and among Enzymotec Ltd. and investors named therein, as the same may be amended from time to time.

Each of the Joining Parties hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, such Joining Party shall be deemed to be a party to that certain Investors' Rights Agreement dated September 27, 2011 (the "IRA"), pursuant to Section 4.9 of the IRA, and shall have all of the rights and obligations of an “Investor” and “Holder” there under as if it had executed the IRA. Each of the Joining Parties hereby ratifies, as of the date hereof, and agrees to be bound by all of the terms, provisions and conditions contained in the IRA.

IN WITNESS WHEREOF, the undersigned have executed this Joinder Agreement as of the date written below.

Date: December 29, 2011

/s/ Shmuel Shilo /s/ Dror Glass		/s/ Shmuel Shilo /s/ Dror Glass
Israel Secondary Fund (ISR)L.P.		Israel Secondary Investments (BVI) L.P.

By:	Shmuel Shilo Dror Glass	By:	Shmuel Shilo Dror Glass

Title:	Managing Partners	Title:	Managing Partners

Address:	14 Shenkar, Herzliya, Israel	Address:	14 Shenkar, Herzliya, Israel

Acknowledged and Agreed:

/s/ Oren Bryan
Enzymotec Ltd.

By: Oren Bryan

Title: CFO

Date: December 29, 2011